Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-11 (333-157128) of our report dated March 27, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the retrospective adoption of ASC 810 "Consolidation" and ASC 480-10-S99 "Distinguishing Liabilities from Equity", as to which the date is November 23, 2009, relating to the consolidated financial statements of Pacific Office Properties Trust, Inc. at December 31, 2008 and for the period from March 20, 2008 to December 31, 2008 and consolidated statements of operations, of stockholders' equity (members' deficit) and of cash flows of Waterfront Partners OP, LLC for the period from January 1, 2008 through March 19, 2008, which appears in Pacific Office Properties Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in Prospectus Supplement No. 1 included in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Los Angeles, CA

April 6, 2010